Exhibit 10.36



                      August 22, 2000

Devon Energy Corporation
20 North Broadway
Suite 1500
Oklahoma City, Oklahoma 73102
Attention:     Steve Cromwell
               James Strawn

Gentlemen:

      Reference is made to that certain Asset Purchase Agreement dated October 22, 1994 between Freeport-McMoRan Resource Partners, Limited Partnership, a predecessor of Freeport-McMoRan Sulphur LLC ("FSC") and Pennzoil Company ("Pennzoil"), a predecessor of Devon Energy Corporation ("Devon"), (as amended, the "Purchase Agreement").

     Under Section 2.7(a) of the Purchase Agreement, FSC owes certain obligations to Devon (the "Obligations"). FSC agrees to pay to Devon an amount equal to Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000.00) (the "FSC Payment") in immediately available funds on a mutually agreed business day (the "Closing Date") in full and complete satisfaction of the Obligations; provided that the Closing Date shall not be more than ten (10) business days after the date hereof. Devon hereby agrees that all indebtedness, duties, commitments and other obligations of FSC or any other person or entity arising under or in connection with the Obligations shall be satisfied, terminated and released upon Devon's receipt of the FSC Payment. Devon further agrees that all liens and security interests granted by FSC or any other person or entity in favor of Devon securing the Obligations shall be terminated and released upon Devon's receipt of the FSC Payment, and
Devon agrees to execute and deliver to FSC, any and all termination statements, mortgage releases, assignment releases and other agreements, in form and substance reasonably satisfactory to FSC and Devon, and further agrees to do such further acts as FSC may from time to time reasonably request to more effectively evidence or give effect to the terminations and releases contemplated hereby.

      UNDER SECTIONS 2.3(f)(iii) AND 5.7(a)(i)-(iv) OF THE PURCHASE AGREEMENT, DEVON RETAINED CERTAIN LIABILITIES MORE FULLY DESCRIBED THEREIN (THE "LIABILITIES"). DEVON AGREES TO PAY AN AMOUNT EQUAL TO THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) (THE "DEVON PAYMENT") IN IMMEDIATELY AVAILABLE FUNDS ON THE CLOSING DATE AS CONSIDERATION FOR FSC'S ASSUMPTION OF ALL OF DEVON'S OBLIGATIONS ARISING UNDER OR IN CONNECTION WITH THE LIABILITIES, AND, EFFECTIVE UPON FSC'S RECEIPT OF THE DEVON PAYMENT, FSC SHALL ASSUME ALL OF DEVON'S OBLIGATIONS ARISING UNDER OR IN CONNECTION WITH THE LIABILITIES AND FSC SHALL COMPLETELY RELEASE, FOREVER DISCHARGE, INDEMNIFY AND HOLD HARMLESS DEVON, ITS PARENT, ITS AND THEIR SUBSIDIARIES, AFFILIATES, GENERAL AND LIMITED PARTNERS, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND THEIR RESPECTIVE AFFILIATES, HEIRS, SUCCESSORS AND ASSIGNS (EACH A "DEVON PARTY") FROM AND AGAINST ANY AND ALL PAST, PRESENT AND
FUTURE CLAIMS, DEMANDS, AND CAUSES OF ACTION, DEBTS, OBLIGATIONS, DAMAGES, COSTS, EXPENSES, ATTORNEY'S FEES,
LIABILITIES, LAW SUITS, AND JUDGMENTS OF ANY NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, BASED ON STATUTE, EQUITY, TORT, CONTRACT OR ANY OTHER THEORY OF RECOVERY, WHICH IS IN ANY CAPACITY CLAIMED, HELD OR POSSESSED BY FSC OR ASSERTED BY ANY OTHER PERSON OR ENTITY AGAINST ANY DEVON PARTY RELATING TO OR ARISING UNDER OR IN CONNECTION WITH THE LIABILITIES REGARDLESS OF THE JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR FAULT (INCLUDING STRICT LIABILITY) OF ANY DEVON PARTY.

      In order to secure its indemnification obligations under the preceding paragraph, FSC agrees to provide collateral security (the "Collateral") in an amount not to exceed the Maximum Amount (as hereinafter defined) for a period of ten years from and after the date hereof in the form from time to time, and at all times of either (a) a performance bond issued by an institution acceptable to Devon, (b) a stand-by letter of credit issued by a financial institution reasonably acceptable to Devon, (c) cash deposited in an escrow, collateral or trust account in form and substance reasonably acceptable to Devon, or (d) such other collateral or performance guaranty as may be reasonably acceptable to Devon, which Collateral shall, in each case, provide that in the event a claim is made against Devon with respect to the Liabilities, Devon may draw upon such collateral in an amount not to exceed the lesser of the amount of such claim or the Maximum Amount. As used herein, "Maximum Amount" means at any time an amount equal to $3,500,000.00 as reduced from time to time without duplication by the amounts set forth opposite the assets listed on Schedule A attached hereto in accordance with the following paragraph. On the Closing Date, FSC shall also cause McMoRan Exploration Co., a Delaware corporation ("MMR") and the owner of 100% of the equity ownership interests of FSC, to execute and deliver a guaranty in form attached, pursuant to which MMR guarantees FSC's obligations with respect to the Liabilities; provided that Devon shall be required to first exhaust its remedies against the Collateral described above before it exercises its remedies under the MMR guaranty.

       Upon (a) the remediation of the Known Remedial Conditions (as defined in the Purchase Agreement) with respect to any asset and Known Remedial Condition described in Sections 5.7(a)(i)-(iv) of the Purchase Agreement, or the elimination or expiration of the risk associated with the Assumed Liabilities (as defined in the Purchase Agreement) with respect to the asset and Assumed Liabilities described in Section 2.3(f)(iii) of the Purchase Agreement, as described in greater detail on Schedule A attached hereto, in each case to the reasonable satisfaction of Devon, or (b) the sale or other disposition of an asset listed on Schedule A to a buyer who agrees to assume FSC's indemnity obligations hereunder and to provide the collateral identified in the preceding paragraph or other substitute collateral reasonably satisfactory to Devon securing such obligations, the Maximum Amount shall be reduced in each case by the amount set forth opposite the asset or risk so remediated, eliminated or transferred.

     Section 11.1(c) of the Purchase Agreement provides that FSC may notify Devon of the existence of an Environmental Liability that requires remediation. As an inducement to Devon's execution hereof, FSC represents that it has made no notification to Devon under Section 11.1(c) of the Purchase Agreement concerning an Environmental Liability or Loss for which FSC will request indemnification from Devon or for which Devon shall be responsible.

      Devon hereby represents and warrants to FSC that Devon is and shall be as of the Closing Date the successor to Pennzoil's right, title and interest in and to the Purchase Agreement and the Obligations, that Devon has not transferred and shall not transfer prior to the Closing Date all or any portion thereof to any other person or entity, and that Devon has and will have on the Closing Date the full legal right, power and authority to enter into and perform its obligations pursuant to the agreements contained herein without the consent or authority of any other person or entity. FSC hereby represents and warrants to Devon that FSC has and will have on the Closing Date the full legal right, power and authority to enter into and perform its obligations pursuant to the agreements contained herein without the consent or authority of any other person or entity.

      THE AGREEMENTS CONTAINED HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, and shall constitute the entire agreement between the parties with respect to the matters identified herein, which may only be amended by written agreement executed by both parties or their respective successors and assigns.

      By the execution of this letter agreement in the space provided below, Devon agrees to the terms hereof.

                                   Very truly yours,

                                   Freeport-McMoRan Sulphur LLC




                                   By:__________________________
                                   Name:_______________________
                                   Title:________________________

ACKNOWLEDGED AND AGREED as of
this ___ day of August, 2000.

Devon Energy Corporation


By:__________________________
Name: _______________________
Title: ________________________